Minutes

Of

The Special Meeting Of The Board Of Directors

Of

Assured Equities IV Corporation

This Special Meeting of the Board of Directors ("Directors") of ASSURED EQUITIES IV CORPORATION ("Corporation" or "Company") was held at the principal office of the Corporation of 77 Acorn Avenue, Talmo, GA 30575 on December 9, 2010 at 7:00 o'clock am (EST), with C. R. VanDyke Director in attendance. Mr. VanDyke called the meeting to order.

Upon motion duly made, seconded and unanimously carried, C. R. VanDyke was elected Chairman and Secretary of the meeting. The Chairman and Secretary accepted his respective positions and offices, and proceeded with the discharge of their duties.

There being a quorum and all of the Directors of the Corporation, the Chairman called for OLD BUSINESS.

OLD BUSINESS

There being no Old Business, the Chairman called for NEW BUSINESS.

NEW BUSINESS

President's Report

The President reported that since the last meeting of the Board of Directors that the Company had been in negotiations with Mr. Dave Nordstorm of San Clemente, California for the purchase of ownership, control and licensing rights in and to a certain trademark knows as "Bikini Golf" having a U.S. Trademark Registration Number of 3274575. The President reported that the company had entered into an Asset Purchase Agreement (the "Agreement"), dated December 8, 2010 to purchase the rights, described above, to the "Bikini Golf" trademark. In exchange for full ownership, control and licensing rights in the "Bikini Golf" trademark, the Company issued consideration as follows:

Purchase Price: $12,500.00 USD.
Payment of the Purchase Price as follows: Five Thousand and no/100 ($5,000.00) USD cash. Balance of the Purchase Price paid in Seven-hundred Fifty Thousand (750,000) shares of the Company's Common Stock. Each share of the Company's Common Stock being valued at one-tenth of a cent ($0.01). As security for the value of the shares of the Common Stock, the Company shall have Bingo Properties, LLC execute a Deed to Secure Debt, a copy attached to these minutes, pledging Lot Tow of a parcel of real property owned by Bingo Properties, LLC in Jackson County, GA and as fully described in that certain Warranty Deed recorded in Deed Book 57L, Page 333, Jackson County, Georgia records as collateral for the value of the shares of the Company's stock being transferred.

The Board then discussed the purchase of the Trademark "Bikini Golf," the terms of the purchase and the agreed upon compensation. Upon motion duly made, seconded and unanimously carried, the Board of Directors approved the purchase of the Trademark known as "Bikini Golf".

Upon motion duly made, seconded and unanimously carried, the Board of Directors approved the Asset Purchase Agreement for the purchase of the Trademark known as "Bikini Golf." The Board instructed the President to attach a copy of the Asset Purchase Agreement to these Board Minutes.

Upon motion duly made, seconded and unanimously carried, the Board of Directors approved the payment of Five Thousand and no/100 ($5,000.00) USD cash for the purchase of the Trademark knows as "Bikini Golf".

Upon motion duly made, seconded and unanimously carried, the Board of Directors approved the issuance of Seven-hundred Fifty Thousand (750,000) shares of the Company's Common Stock, each share of the Company's Common Stock being valued at one-tenth of a cent ($0.01) for the purchase of the Trademark knows as "Bikini Golf".

Upon motion duly made, seconded and unanimously carried, the Board of Directors instructed the President to make a cash payment of Five Thousand and no/100 ($5,000.00) USD for the purchase of the Trademark knows as "Bikini Golf".

Upon motion duly made, seconded and unanimously carried, the Board of Directors instructed the President to issue Seven-hundred Fifty Thousand (750,000) shares of the Company's Common Stock, each share of the Company's Common Stock being valued at one-tenth of a cent ($0.01) for the purchase of the Trademark knows as "Bikini Golf" and to record the issuance of the shares of the Company's Common Stock on the Company's Stock Ledger.

There being no further business before the Board of Directors, on motion duly made, seconded and unanimously carried, this Special Meeting of the Board of Directors of Assured Equities IV Corporation was adjourned.

DATED: December 9, 2010

CORPORATE DIRECTORS

s/s C. R. VanDyke
C. R. VanDyke Director